As filed with the Securities and Exchange Commission on July 1, 1998
                                                  Registration No. 333-51723
   =========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________

                                 AMENDMENT NO. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ___________________

                                  GEHL COMPANY
             (Exact name of registrant as specified in its charter)

                Wisconsin                            39-0300430
     (State or other jurisdiction of    (I.R.S. Employer Identification No.)
      incorporation or organization)

                                143 Water Street
                           West Bend, Wisconsin 53095
                                 (414) 334-9461
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                             _______________________

                                 William D. Gehl
                 Chairman, President and Chief Executive Officer
                                  Gehl Company
                                143 Water Street
                           West Bend, Wisconsin 53095
                                 (414) 334-9461
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ______________________________

                                 With a copy to:
                                 Jay O. Rothman
                                 Foley & Lardner
                             777 East Wisconsin Avenue
                          Milwaukee, Wisconsin 53202-5367
                                 (414) 271-2400
                          ____________________________

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
                          ____________________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
   statement for the same offering.   [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          ____________________________


   =========================================================================
        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    SUBJECT TO COMPLETION, DATED JULY 1, 1998

   PROSPECTUS

                                 130,000 Shares

                                  GEHL COMPANY

                                  Common Stock
                                ($.10 par value)
                                _________________

        This Prospectus relates to the sale of up to 130,000 shares of common stock, $.10 par value (the "Common Stock"), of Gehl Company, a Wisconsin corporation (the "Company"), by a shareholder of the Company (the "Selling Shareholder"). The Company will not receive any of the proceeds from the sale of the shares being sold by the Selling Shareholder. See "Selling Shareholder."

        The Common Stock is traded on The Nasdaq National Market under the symbol GEHL. On June 25, 1998, the last reported sale price of the Common Stock on The Nasdaq National Market was $19.50 per share. In the Prospectus, unless the context otherwise requires, all references to the Common Stock include the accompanying rights (the "Rights") to purchase shares of Series A Preferred Stock, $.10 par value, of the Company pursuant to a Rights Agreement, dated as of May 28, 1997, between the Company and Firstar Trust Company, as Rights Agent (the "Rights Agreement"). See "Description of Capital Stock - Preferred Share Purchase Rights".

        The Company will pay certain of the expenses of this offering. The Selling Shareholder, however, will bear the cost of all brokerage commissions and discounts incurred in connection with the sale of the shares of Common Stock covered by this Prospectus. The shares of Common Stock to which this Prospectus relates may be sold by the Selling Shareholder directly or through dealers or agents in market transactions or privately-negotiated transactions. See "Plan of Distribution."

                               __________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                                   ___________

               The date of this Prospectus is              , 1998

        INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and the Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material also may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

        The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement which may be inspected and copied in the manner and at the sources described above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

        1. The Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997.

        2. The Company's Quarterly Report on Form 10-Q, for the three months ended March 28, 1998.

        3. The Company's Registration Statement on Form 8-A, dated November 13, 1989, under the Exchange Act with respect to the Common Stock, including any amendment or reports filed for the purpose of updating such description.

        4. The Company's Registration Statement on Form 8-A, dated May 28, 1997, under the Exchange Act with respect to the Preferred Stock Purchase Rights, including any amendment or reports filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of shares which is the subject hereof shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Gehl Company, 143 Water Street, West Bend, Wisconsin 53095, Attention: Michael J. Mulcahy, Vice President, General Counsel and Secretary (telephone: (414) 334-9461).

                                   THE COMPANY

        The Company designs, manufactures, distributes, sells and finances equipment used in the light construction equipment and the agricultural equipment industries. The Company's construction segment ("Gehl Construction") manufactures and markets skid steer loaders, telescopic handlers and asphalt pavers used by contractors, sub-contractors, owner operators and municipalities. The Company's agricultural segment ("Gehl Agriculture") has manufactured agricultural implements for 139 years, and today markets a broad range of equipment used primarily in the dairy and livestock industries, including haymaking, forage harvesting, materials handling (skid steer loaders and attachments), manure handling and feedmaking equipment. The Company believes that it is currently one of the largest non-tractor agricultural equipment manufacturers in North America.

        Equipment for Gehl Construction is manufactured in Minnesota and in two South Dakota facilities and equipment for Gehl Agriculture is manufactured in plants in Wisconsin, Pennsylvania and South Dakota. The Company was founded in 1859 and was incorporated in the State of Wisconsin in 1890. The principal executive offices of the Company are located at 143 Water Street, West Bend, Wisconsin, 53095, and its telephone number is
   (414) 334-9461.

        On March 3, 1998, the Company issued 130,000 shares of Common Stock to the Selling Shareholder in connection with the exercise of Common Stock Purchase Warrants dated June 4, 1997 (the "Warrants"). The Selling Shareholder acquired the Warrants in a private purchase transaction on May 27, 1997 from the State of Wisconsin Investment Board. The Warrants were initially issued by the Company in March, 1993.

                                 USE OF PROCEEDS

        The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Shareholder. The proceeds from the sale of the shares of Common Stock offered hereby will be retained by the Selling Shareholder. See "Selling Shareholder" and "Plan of
   Distribution."

                               SELLING SHAREHOLDER

        The following table sets forth certain information, as of the date of this Prospectus, regarding the beneficial ownership of shares of Common Stock by the Selling Shareholder, and as adjusted to reflect the sale of the 130,000 shares of Common Stock offered hereby.

                       Shares of                 Common Stock   Percent of
                       Common Stock  Shares of   to be          Class to be
                       Beneficially  Common      Beneficially   Beneficially
    Selling            Owned Prior   Stock to    Owned After    Owned After
    Shareholder        to Offering   be Offered  Offering       Offering

    James H. Dahl(1)   559,800       130,000     429,800        6.7%

   __________________
   (1) The shares of Common Stock reflected in the table as beneficially owned by James H. Dahl consist of shares held by (i) William L. Dahl, SVCC TTEE, The Dahl Children's Trust, FBO James A. Dahl U/A/D 12-31-84; (ii) William L. Dahl, SVCC TTEE, The Dahl Children's Trust, FBO Kathryn W. Dahl U/A/D 12-31-84; and (iii) Rock Creek Partners, Ltd., a Florida limited partnership, as to which Mr. Dahl has sole voting and investment power.

        The Selling Shareholder acquired the shares of Common Stock offered hereby in the transactions described under the caption "The Company."

                          DESCRIPTION OF CAPITAL STOCK

        The Company's authorized capital stock consists of 25,000,000 shares of Common Stock, par value $.10 per share, and 2,000,000 shares of Preferred Stock, par value $.10 per share (the "Preferred Stock"). As of June 15, 1998, there were 6,397,324 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

   Common Stock

        Subject to Section 180.1150 of the Wisconsin Business Corporation Law (described below under "Certain Statutory Provisions"), holders of Common Stock are entitled to one vote for each share of Common Stock held by them on all matters properly presented to shareholders. Subject to the prior rights of the holders of any shares of Preferred Stock that are outstanding, the Board of Directors of the Company may in its discretion declare and pay dividends on the Common Stock out of earnings or assets of the Company legally available for the payment therefor. Subject to the prior rights of the holders of any shares of Preferred Stock that are outstanding, in the event the Company is liquidated, any amounts remaining after the discharge of outstanding indebtedness will be paid pro rata to the holders of the Company's Common Stock. The shares of Common Stock offered by the Selling Shareholder hereby are legally issued, fully paid and nonassessable, except for certain statutory liabilities which may be imposed by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law for unpaid employee wages.

   Preferred Stock

        The Company's Board of Directors is authorized to issue from time to time, without shareholder authorization, in one or more designated series, shares of Preferred Stock with such dividend, redemption, conversion and exchange provisions as are provided in the particular series. No dividends or other distributions are to be payable on the Common Stock unless dividends are paid in full on the Preferred Stock and all sinking fund obligations for the Preferred Stock, if any, are fully funded. In the event of a liquidation or dissolution of the Company, the outstanding shares of Preferred Stock would have priority over the Common Stock to receive the amount specified in each particular series out of the remaining assets of the Company.

        In connection with the issuance of the Rights described below, the Company's Board of Directors has authorized a series of Preferred Stock designated as Series A Preferred Stock (the "Series A Preferred Stock"). Shares of Series A Preferred Stock purchasable upon the exercise of Rights will not be redeemable. Each share of Series A Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the shares of Series A Preferred Stock will be entitled to an aggregate payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Series A Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions. There are no shares of Series A Preferred Stock currently outstanding.

        The issuance of any series of Preferred Stock, including the Series A Preferred Stock, may have an adverse effect on the rights of holders of Common Stock, and could decrease the amount of earnings and assets available for distribution to holders of Common Stock. In addition, any issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change in control of the Company.

   Preferred Share Purchase Rights

        The Company has entered into the Rights Agreement pursuant to which each outstanding share of Common Stock (including the shares being sold by the Selling Shareholder in this offering) has attached thereto one Right and each share subsequently issued by the Company prior to the expiration of the Rights Agreement will likewise have attached thereto one Right. Under certain circumstances described below, the Rights will entitle the holder thereof to purchase additional shares of Common Stock. In this Prospectus, unless the context otherwise requires, all references to the Common Stock include the accompanying Rights.

        Currently, the Rights are not exercisable and trade with the Common Stock. In the event the Rights become exercisable, each Right (unless held by a person or group which beneficially owns more than 15% of the outstanding Common Stock) will initially entitle the holder to purchase one one-hundredth of a share of Series A Preferred Stock at a purchase price of $55, subject to adjustment. The Rights will only become exercisable if a person or group has acquired, or announced an intention to acquire, 15% or more of the outstanding shares of Common Stock. Under certain circumstances, including the existence of a 15% acquiring party, each holder of a Right, other than the acquiring party, will be entitled to purchase at the Right's then-current exercise price, Common Stock having a market value of two times the exercise price. In the event of the acquisition of the Company by another corporation subsequent to a party acquiring 15% or more of the Common Stock, each holder of a Right will be entitled to receive the acquiring corporation's common shares having a market value of two times the exercise price. The Rights may be redeemed at a price of $.01 per Right prior to the existence of a 15% acquiring party, and thereafter may be exchanged for one share of Common Stock per Right prior to the existence of a 50% acquiring party. The Rights will expire on May 28, 2007. Under the Rights Agreement, the Board of Directors of the Company may reduce the thresholds applicable to the Rights from 15% to not less than 10%. The Rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on the earnings of the Company.

   Certain Charter and By-Law Provisions

        The Company's Board of Directors is divided into three equal classes with staggered terms of three years each pursuant to Article IV of the Restated Articles of Incorporation and the By-laws of the Company. The Company's classified Board provisions also restrict the removal of directors from office and authorize the remaining directors to fill Board vacancies for the unexpired portion of a director's term. The affirmative vote of holders of at least 75% of the voting power of shares entitled to vote in the election of directors is required to amend, repeal or adopt any provision inconsistent with the provisions relating to the classified Board. The Board may, however, amend the By-law provisions relating to the staggered Board by the affirmative vote of two-thirds of the directors then in office plus one director.

        Article V of the Company's Restated Articles contains a "business combination" provision which provides the Company with protection comparable to that accorded by Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law. See "Certain Statutory Provisions." The affirmative vote of holders of at least 75% of the voting power of shares entitled to vote in the election of directors is required to amend, repeal or adopt any provision inconsistent with Article V of the Company's Restated Articles.

        Article II of the Company's By-laws provides procedures by which shareholders may raise matters at annual meetings and call special meetings. These provisions also establish the procedure for fixing a record date for special meetings called by shareholders. The affirmative vote of either (i) holders of at least 75% of the voting power of shares entitled to vote in the election of directors or (ii) two-thirds of the directors then in office plus one director is required to amend, repeal or adopt any provision inconsistent with the foregoing By-law provisions.

   Certain Statutory Provisions

        Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of Wisconsin corporations such as the Company held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the Company or in certain specified transactions or shares for which full voting power has been restored pursuant to a vote of shareholders.

        Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law contain certain limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations such as the Company and a significant shareholder, unless the board of directors of the corporation approves the business combination or the shareholder's acquisition of shares before such shares are acquired. Similarly, Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to certain business combinations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section
   180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on certain share repurchases effected at a premium to the market and on certain asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

                              PLAN OF DISTRIBUTION

        The distribution of the Common Stock offered hereby by the Selling Shareholder may be effectuated from time to time, so long as the Registration Statement remains effective, in one or more transactions that may take place on The Nasdaq National Market, including ordinary brokers' transactions, in privately-negotiated transactions or through sales to one or more brokers/dealers for resale of such Common Stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions will be paid by the Selling Shareholder in connection with such sales. In addition, the Common Stock may be sold, to the extent permitted, from time to time in transactions effected in accordance with the provisions of Rule 144 under the Exchange Act.

        The Company will pay certain of the expenses incident to the offering of the Common Stock offered hereby to the public. The Company, however, will not pay for any expenses, commissions or discounts of dealers or agents, which will be paid by the Selling Shareholder.

                                  LEGAL MATTERS

        Certain legal matters in connection with the sale of the Common Stock offered hereby will be passed upon for the Company by Foley & Lardner, Milwaukee, Wisconsin.

                                     EXPERTS

        The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    ========================================     =========================
    No dealer, salesman or any other person
    has been authorized to give any
    information or to make any
    representations other than those
    contained or incorporated by reference in
    this Prospectus and, if given or made,
    such information or representations must
    not be relied upon as having been
    authorized. Neither the delivery of this           130,000 Shares
    Prospectus nor any sale made hereunder
    shall under any circumstances create any
    implication that there has been no change
    in the affairs of the Company since the
    date hereof.  This Prospectus does not              GEHL COMPANY
    constitute an offer to sell or a
    solicitation by anyone in any
    jurisdiction in which such offer or
    solicitation is not authorized or in
    which the person making such offer or
    solicitation is not qualified to do so or           Common Stock
    to anyone to whom it is unlawful to make          ($.10 par value)
    such offer or solicitation.

    ____________________________

                 TABLE OF CONTENTS

                                          Page

    Available Information . . . . . . .      2
    Incorporation of Certain                     _________________________
     Documents By Reference . . . . . . .    2
    The Company . . . . . . . . . . . . .    3           PROSPECTUS
    Use of Proceeds   . . . . . . . . . .    3   _________________________
    Selling Shareholder . . . . . . . . .    4
    Description of Capital Stock  . . . .    4
    Plan of Distribution  . . . . . . . .    7
    Legal Matters . . . . . . . . . . . .    7
    Experts . . . . . . . . . . . . . . .    7

    ========================================     =========================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 14.  Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses to be borne by the Registrant in connection with the issuance and distribution of the securities being registered hereby.

           Securities and Exchange Commission registration fee . .  $  710
           Accounting fees and expenses  . . . . . . . . . . . . .   1,500
           Legal fees and expenses . . . . . . . . . . . . . . . .   5,000
           Miscellaneous expenses  . . . . . . . . . . . . . . . .     790

                Total  . . . . . . . . . . . . . . . . . . . . . .  $8,000

  Item 15.  Indemnification of Directors and Officers.

        Pursuant to the provisions of the Wisconsin Business Corporation Law and the Registrant's By-Laws, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

        Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

        The indemnification provided by the Wisconsin Business Corporation Law and the Registrant's By-Laws is not exclusive of any other rights to which a director or officer of the Registrant may be entitled.

        The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 16.  Exhibits.

        Exhibit
        Number                   Description of Document

        (4.1) Restated Articles of Incorporation, as amended, of Gehl Company [Incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 1997].

        (4.2) By-laws of Gehl Company, as amended [Incorporated by reference to Exhibit 3.3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995].

        (4.3) Common Stock Purchase Warrant No. 2, dated June 4, 1997, from Gehl Company to William L. Dahl, SVCC TTEE, The Dahl Children's Trust, FBO James A. Dahl U/A/D 12-31-84 [Incorporated by reference to Exhibit 4.7 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997].

        (4.4) Common Stock Purchase Warrant No. 3, dated June 4, 1997, from Gehl Company to William L. Dahl, SVCC TTEE, The Dahl Children's Trust, FBO Kathryn W. Dahl U/A/D 12-31-84 [Incorporated by reference to Exhibit 4.8 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997].

        (4.5) Common Stock Purchase Warrant No. 4, dated June 4, 1997, from Gehl Company to Rock Creek Partners, Ltd.
                  [Incorporated by reference to Exhibit 4.9 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997].

        (4.6) Rights Agreement, dated as of May, 1997, between Gehl Company and Firstar Trust Company [Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A, dated as of May 28, 1997].

        (5)       Opinion of Foley & Lardner.*

        (23.1)    Consent of Foley & Lardner (included in Exhibit (5)).*

        (23.2)    Consent of Price Waterhouse LLP.

        (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement).*

   ___________________
   * Previously filed.

        All documents incorporated by reference are to Commission File No. 0-18110.

   Item 17.  Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
        Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
   Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, and State of Wisconsin, on this 1st day of July, 1998.

                                 GEHL COMPANY

                                 By:  /s/ William D. Gehl
                                      William D. Gehl
                                      Chairman of the Board, President and
                                      Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                 Title                            Date

    /s/ William D. Gehl       Chairman of the Board,           July 1, 1998
    William D. Gehl           President, Chief
                              Executive Officer and Director
                              (Principal Executive Officer)

    Kenneth P. Hahn*          Vice President of Finance and    July 1, 1998
                              Treasurer
                              (Principal Financial and
                              Accounting Officer)

    Thomas J. Boldt*          Director                         July 1, 1998

    Fred M. Butler*           Director                         July 1, 1998

    John W. Gehl*             Director                         July 1, 1998

    William P. Killian*       Director                         July 1, 1998

    Arthur W. Nesbitt*        Director                         July 1, 1998

    Roger E. Secrist*         Director                         July 1, 1998

    John W. Splude*           Director                         July 1, 1998


    *By:/s/ William D. Gehl
        William D. Gehl
        Attorney-in-Fact

                                  EXHIBIT INDEX

        Exhibit
        Number                   Description of Document

        (4.1) Restated Articles of Incorporation, as amended, of Gehl Company [Incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 1997].

        (4.2) By-laws of Gehl Company, as amended [Incorporated by reference to Exhibit 3.3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995].

        (4.3) Common Stock Purchase Warrant No. 2, dated June 4, 1997, from Gehl Company to William L. Dahl, SVCC TTEE, The Dahl Children's Trust, FBO James A. Dahl U/A/D 12-31-84 [Incorporated by reference to Exhibit 4.7 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997].

        (4.4) Common Stock Purchase Warrant No. 3, dated June 4, 1997, from Gehl Company to William L. Dahl, SVCC TTEE, The Dahl Children's Trust, FBO Kathryn W. Dahl U/A/D 12-31-84 [Incorporated by reference to Exhibit 4.8 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997].

        (4.5) Common Stock Purchase Warrant No. 4, dated June 4, 1997, from Gehl Company to Rock Creek Partners, Ltd.
                  [Incorporated by reference to Exhibit 4.9 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997].

        (4.6) Rights Agreement, dated as of May, 1997, between Gehl Company and Firstar Trust Company [Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A, dated as of May 28, 1997]

        (5)       Opinion of Foley & Lardner.*

        (23.1)    Consent of Foley & Lardner (included in Exhibit (5)).*

        (23.2)    Consent of Price Waterhouse LLP.

        (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement).*
   ______________
   * Previously filed.

        All documents incorporated by reference are to Commission File No. 0-18110.